UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2010

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

(a) Host held its Annual Meeting of Stockholders on May 6, 2010.

(b) Stockholders were asked to vote on two proposals: the election of directors and the ratification of KPMG LLP as the Company’s auditors for 2010. Final votes regarding the election of eight directors for terms expiring at the 2011 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

	FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
Robert M. Baylis	536,113,134	16,458,064	21,521,433
Willard W. Brittain, Jr.	538,466,332	14,129,917	21,523,382
Terence C. Golden	533,656,156	18,825,504	21,637,971
Ann McLaughlin Korologos	524,749,598	27,853,456	21,516,577
Richard E. Marriott	546,491,542	6,124,861	21,503,228
John B. Morse, Jr.	550,472,802	2,114,815	21,532,014
Gordon H. Smith	550,479,071	2,124,745	21,515,815
W. Edward Walter	549,312,279	3,293,191	21,514,161

Final votes on the ratification of the appointment of KPMG LLP as independent auditors of Host to serve for the 2010 calendar year are set forth below. Accordingly, the appointment of KPMG LLP was approved.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
566,100,615	7,571,001	448,015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: May 11, 2010	By:	/S/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller